EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the registration statement of Birch Branch, Inc. on Form 10-SB of our report, dated September 10, 2004, on our audits of the financial statements of Birch Branch, Inc. as of June 30, 2004 and for the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the prospectus of this registration statement.




/s/ Miller and McCollom
Miller and McCollom
Wheat Ridge, Colorado

March 1, 2005